Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated July 14, 2023, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Culp, Inc. on Form 10-K for the fiscal year ended April 30, 2023. We consent to the incorporation by reference of said reports in the Registration Statements of Culp, Inc. on Forms S-8 (File No. 333-207195 and File No. 33-13310).

/s/ Grant Thornton LLP

Charlotte, North Carolina

July 14, 2023